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                                                                  Exhibit 4.1(b)
                                Kraft Foods Inc.

                             Terms of Notes Schedule
                               (material details)

         The Company issued four (4) 4 5/8% Notes with an aggregate principal amount of $1,250,000,000, five (5) 5 5/8% Notes with an aggregate principal amount of $2,000,000,000 and two (2) 6 1/2% Notes with an aggregate principal amount of $750,000,000. One of the Notes is filed as Exhibit 4.1(a) hereto.

         The material details of the Notes are set forth below:

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


  Quantity                                                                                             Common
  of Notes             Tranche               Principal Amount          ISIN              CUSIP         Code No.
  --------             -------               ----------------          ----              -----         --------

      4        4 5/8% Notes due 2006        1.  $  400,000,000     US50075NAA28        50075N AA 2       13845263
                                            2.     400,000,000
                                            3.     400,000,000
                                            4.      50,000,000
                                                ---------------
                                       Total:   $1,250,000,000

      5        5 5/8% Notes due 2011        1.  $  400,000,000     US50075NAB01        50075N AB 0       13845298
                                            2.     400,000,000
                                            3.     400,000,000
                                            4.     400,000,000
                                            5.     400,000,000
                                                --------------
                                       Total:   $2,000,000,000

      2        6 1/2% Notes due 2031        1.  $  400,000,000     US50075NAC83        50075N AC 8       13845310
                                            2.     350,000,000
                                                ----------------
                                       Total:   $  750,000,000


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